Trading Symbols (LMD:TSX V; LNGMF:OTC BB)

151 Bloor St West                                          Kenzo Oriental Tower 11K

Suite 703                                                           48 Dongzhimenwai Dajie

Toronto, Ontario                                                       Dongcheng District

Canada M5S 1S4                                                    Beijing 100027 China

Tel :  +1.416.927.7000                                     Tel:  +011.8610.5160.0689

Fax : +1.416.927.1222                                    Fax:  +011.8610.5160.0788

www.lingomedia.com

PRESS RELEASE	FOR IMMEDIATE RELEASE

LINGO MEDIA REPORTS SECOND QUARTER RESULTS AND BUSINESS UPDATE

Toronto, Canada, August 30th, 2006 – Lingo Media Inc. (LMD:TSX V; LNGMF:OTC BB) (“Lingo Media” or the “Company”), announces its financial results for the six months ended June 30, 2006.

The summary of the financial results for the six-month period ended June 30, 2006 compared with same period in 2005, reported in Canadian dollars, is as follows:

	Six Months Ended June 30th
	2006	2005
Revenue	$286,268	$355,242
Net loss	$(521,527)	$(265,280)
Loss per share	$(0.02)	$(0.01)

The complete unaudited interim financial statements for the second quarter and the six months ended June 30, 2006, the management discussion & analysis for such period, and the annual audited financial statements for the year ended December 31, 2005 are available at www.sedar.com.

Business Highlights:

Since April 2006, Lingo Media has expanded its publishing operations in China. The Company has entered into a publishing agreement with Yilin Press to co-publish a Vocational English For College program in China.  Lingo Media has expanded its in-house product development team with the appointments of Suzanne Robare and Lisa Black in order to develop new English language learning programs. The Company has also appointed Jenny Bao as Director of Marketing to enhance its relationships with existing customers and to secure new business. “The increase in the expenses for the 6-month period is an investment in our core publishing business to develop and market new programs,” noted Khurram Qureshi, Lingo Media’s Chief Financial Officer.

The Company is continuing to implement its China Expansion Plan and has entered into a cooperation agreement with Phoenix Publishing & Media Group for content development, co-publishing and distribution of textbooks, supplemental books, newspapers and magazines, and online learning.

About Lingo Media

Lingo Media is a leading publisher of English language learning programs in China, incorporating print, audio/video cassette and CD-based products for students and teachers from pre-school through university. Founded in 1996, Lingo Media has an established presence in the Chinese educational market of more than 200 million English language students.  To date, over 120 million units from Lingo Media's library of more than 285 program titles have been published and sold in China.  While Lingo Media remains focused on its royalty-based educational publishing business, it is advancing its China Expansion Plan to establish itself as a distributor of educational print media materials including books, newspapers and magazines in China.

For further information, contact:

Lingo Media

Khurram Qureshi, Chief Financial Officer

Tel: (416) 927-7000, ext. 25

Toll Free Tel: (866) 927-7011

Email: investor@lingomedia.com

To learn more, visit www.lingomedia.com

Portions of this press release include "forward-looking statements", which may be understood as any statement other than a statement of historical fact.  Forward-looking statements contained in this press release are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from management's expectations and projections expressed in this press release.  Certain factors that can affect the Company's ability to achieve projected results are described in the Company's Annual Report 20-F and other reports filed with the Securities and Exchange Commission.

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS PRESS RELEASE.